EXHIBIT 21.1     SUBSIDIARIES OF THE REGISTRANT



                                                              % of Voting
                                       Jurisdiction of         Securities
                                                          Held at December 31,
                                         Organization             1998
Name of Corporation


Waterloo Furniture Components Limited  Canada                 100

Fort Lock Corporation                  Illinois               100
  Fort Securite SA                     France                  58

Timberline Lock, Ltd.                  Illinois               100